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                                 EXHIBIT 23.1

Consent of Independent Certified Public Accountants

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 7, 2000, (except for Note 12, as to which the date is November 15, 2000), relating to the financial statements of International Fuel Technology, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
St. Louis, Missouri
January 11, 2001